    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2000
                                                     Registration No. 333-82711
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 Post-Effective
                                Amendment No. 1
                                 To Form S-4 on

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 S1 CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                                   58-2395199
                      (IRS employer identification number)

                            3390 Peachtree Road, NE
                                   Suite 1700
                            Atlanta, Georgia  30326
                                 (404) 812-6200
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ------------------------

                  Edify Corporation 1996 Equity Incentive Plan
               Edify Corporation 1996 Directors Stock Option Plan
                    Edify Corporation 1990 Stock Option Plan
                 VerticalOne Corporation 1998 Stock Option Plan
                    FICS Group Holding Inc. 1998 Stock Plan
                           (Full title of the Plans)
                            ------------------------
                              Robert F. Stockwell
                            Chief Financial Officer
                                 S1 Corporation
                            3390 Peachtree Road, NE
                                   Suite 1700
                            Atlanta, Georgia  30326
                                 (404) 812-6780
           (Name, address and telephone number of Agent for Service)

                                    Copy to:
                             Stuart G. Stein, Esq.
                              Daniel Keating, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth  Street, N.W.
                          Washington, D.C.  20004-1109
                                 (202) 637-8575
                            ------------------------


===============================================================================

                  COMMON STOCK TO BE REMOVED FROM REGISTRATION

               S1 Corporation ("S1") filed a Registration Statement on Form S-4 (File No. 333-82711) with the Securities and Exchange Commission (the "SEC") on July 13, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on October 12, 1999, pursuant to which it registered the offer and sale of 32,330,682 shares of common stock, par value $.01 per share, of S1 ("Common Stock") in connection with its proposed acquisitions of Edify Corporation, FICS Group N.V. and VerticalOne Corporation. The closing of the Edify and VerticalOne acquisitions occurred on November 10, 1999, and in connection therewith 5,966,333 shares of Common Stock have been issued with respect to the Edify acquisition and 3,842,487 shares of Common Stock have been issued with respect to the VerticalOne acquisition. The closing of the FICS acquisition occurred on November 18, 1999, and in connection therewith 10,000,000 shares of Common Stock have been issued. S1 reserves 4,500,000 previously registered shares for issuance to the former FICS shareholders in connection with the FICS earn out. Pursuant to this Post-Effective Amendment on Form S-8, S1 registers on such Form 6,014,646 previously registered shares for issuance under Edify's 1996 Equity Incentive Plan, 1996 Directors Stock Option Plan and 1990 Stock Option Plan, VerticalOne's 1998 Stock Option Plan and FICS Group Holdings, Inc.'s 1998 Stock Plan. The remaining 2,007,216 shares of Common Stock previously registered are hereby removed from registration as required by S1's undertaking in the Registration Statement, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of
Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               S1 hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

                 (a) S1's annual report on Form 10-K for the 12 months ended December 31, 1998.

                 (b) S1's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1999, and current reports on Form 8-K filed April 28, May 21, August 5, September 8, September 23, October 1, November 1, November 9, November 18, December 3 and December 15, 1999.

                 (c) The description of Common Stock contained in S1's registration statement on Form 8-A filed with the SEC on September 30, 1998, including any amendment or report filed for the purpose of updating such description.

                 In addition, all documents and reports filed by S1 subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the General Corporation Law of the State of Delaware sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such. Section 6 of S1's amended and restated certificate of incorporation provides for indemnification of S1's directors, officers, employees and agents under certain circumstances.

                 Section 6 of S1's amended and restated certificate of incorporation, which was previously filed as Exhibit 3.1 to the Registration Statement, is incorporated into this document by reference.

                 S1 also has the power to purchase and maintain insurance on behalf of its directors, officers, employees and agents and certain other persons. S1 has in effect a policy of liability insurance covering its directors and officers, the effect of which is to reimburse its directors and officers against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

                 The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of S1 pursuant to the foregoing provisions, or otherwise, S1 has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by S1 of expenses incurred or paid by a director, officer or controlling person of S1 in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, S1 will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

   Exhibit No.                                      Exhibit
   -----------                                      -------
       4.1        Specimen common stock certificate (Incorporated by reference to Exhibit 3.1 to S1's registration statement on Form 8-A (File No. 000-24931) filed with the SEC on September 30, 1998.)
       4.2        Specimen certificate for S1's Series A Convertible Preferred Stock
                  (Incorporated by reference to Exhibit 4.2 to S1's Annual Report on Form
                  10-K for the fiscal year ended December 31, 1998 (File No.  000-24931)
                  filed with the SEC on March 31, 1999.)
       4.3        Specimen certificate for S1's Series B Convertible Redeemable Preferred
                  Stock (Incorporated by reference to Exhibit 4.3 to S1's Annual Report on
                  Form 10-K for the fiscal year ended December 31, 1998 (File No.  000-24931)
                  filed with the SEC on March 31, 1999.)
       4.4        Specimen certificate for S1's Series C Redeemable Convertible Preferred
                  Stock (Incorporated by reference to Exhibit 4 to S1's Quarterly Report on
                  Form 10-Q for the quarterly period ending March 31, 1999 (File No.
                  000-24931) filed with the SEC on May 17, 1999.)
       5.1        Opinion of Nancy Kenley, Esq. as to the validity of the securities registered hereunder, including the consent of Ms. Kenley.
      23.1        Consent of KPMG LLP.
      23.2        Consent of Nancy Kenley, Esq. (included in her opinion filed as Exhibit 5.1 hereto).
       24*        Power of Attorney.
      99.1        Section 145 of the Delaware General Corporation Law.

 -----------------------
 * previously filed



ITEM 9.          UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                 by Section 10(a)(3) of the Securities Act;

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia on January 13, 2000.


                                       S1 CORPORATION



                                       By:  /s/ James S. Mahan, III
                                            ----------------------------------
                                            James S. Mahan, III
                                            Chairman, Chief Executive Officer,
                                            President and Director (Principal
                                            Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of January, 2000.

                       SIGNATURE                                                        TITLE
                       ---------                                                        -----
                    /s/ James S. Mahan, III                          Chairman, Chief Executive Officer,
                    -----------------------                            President and Director (Principal
                      James S. Mahan, III                              Executive Officer)


                    /s/ Robert F. Stockwell                          Chief Financial Officer and Treasurer
                    -----------------------                            (Principal Financial Officer and
                      Robert F. Stockwell                              Principal Accounting Officer)


                     /s/ Robert W. Copelan*                                           Director
                     ----------------------
                       Robert W. Copelan


                     /s/ Dorsey R. Gardner*                                           Director
                     ----------------------
                       Dorsey R. Gardner


                     /s/ Joseph S. McCall*                                            Director
                     ---------------------
                        Joseph S. McCall


                  /s/ Howard J. Runnion, Jr.*                                         Director
                  ---------------------------
                     Howard J. Runnion, Jr.


                  /s/ Jackson L. Wilson, Jr.*                                         Director
                  ---------------------------
                     Jackson L. Wilson, Jr.

                                                                                      Director
                  ---------------------------
                        Gregg Freishtat

                                                                                      Director
                  ---------------------------
                        Michel Akkermans


                                                                                      Director
                  ---------------------------
                         David Hodgson


 By:  /s/ Robert F. Stockwell
      -----------------------
       *By Power of Attorney
         Robert F. Stockwell

                                 EXHIBIT INDEX

                    Exhibit
                      No.                                           Exhibit
                      ---                                           -------
                      4.1        Specimen common stock certificate (Incorporated by reference to Exhibit 3.1 to S1's registration statement on Form 8-A (File No. 000-24931) filed with the SEC on September 30, 1998.)
                      4.2        Specimen certificate for S1's Series A Convertible Preferred Stock
                                 (Incorporated by reference to Exhibit 4.2 to S1's Annual Report on Form
                                 10-K for the fiscal year ended December 31, 1998 (File No.  000-24931)
                                 filed with the SEC on March 31, 1999.)
                      4.3        Specimen certificate for S1's Series B Convertible Redeemable Preferred
                                 Stock (Incorporated by reference to Exhibit 4.3 to S1's Annual Report on
                                 Form 10-K for the fiscal year ended December 31, 1998 (File No.  000-24931)
                                 filed with the SEC on March 31, 1999.)
                      4.4        Specimen certificate for S1's Series C Redeemable Convertible Preferred
                                 Stock (Incorporated by reference to Exhibit 4 to S1's Quarterly Report on
                                 Form 10-Q for the quarterly period ending March 31, 1999 (File No.
                                 000-24931) filed with the SEC on May 17, 1999.)
                      5.1        Opinion of Nancy Kenley, Esq. as to the validity of the securities registered hereunder, including the consent of Ms. Kenley.
                      23.1       Consent of KPMG LLP.
                      23.2       Consent of Nancy Kenley, Esq. (included in her opinion filed as Exhibit 5.1 hereto).
                      24*        Power of Attorney.
                      99.1       Section 145 of the Delaware General Corporation Law.

----------------
 * previously filed